CHESTER VALLEY BANCORP INC.
                            100 EAST LANCASTER AVENUE
                         DOWNINGTOWN, PENNSYLVANIA 19335
                                 (610) 269-9700

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON OCTOBER 24, 2001

TO THE SHAREHOLDERS OF CHESTER VALLEY BANCORP INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chester Valley Bancorp Inc. (the "Company") will be held on Wednesday, October 24, 2001, at 10:00 AM Eastern Time, at the Chester Valley Golf Club, 430 Swedesford Road in Malvern, Pennsylvania, for the following purposes:

     (1) To elect three directors for a term of three years or until their successors have been elected and qualified;

     (2) To ratify the appointment of KPMG LLP, as the Company's independent auditors for the fiscal year ending June 30, 2002; and

     (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on August 27, 2001, are entitled to notice of and to vote at the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE ACCOMPANYING THIS NOTICE. NO POSTAGE NEED BE AFFIXED TO THE RETURN ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                 Robert J. Bradbury, Secretary
Downingtown, Pennsylvania
September 21, 2001

                           CHESTER VALLEY BANCORP INC.
                            100 EAST LANCASTER AVENUE
                         DOWNINGTOWN, PENNSYLVANIA 19335

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 24, 2001


     This Proxy Statement is furnished to the holders of common stock of Chester Valley Bancorp Inc. (the "Company"), a holding company which owns all of the outstanding shares of stock of First Financial Bank ("First Financial" or the "Bank") and Philadelphia Corporation for Investment Services ("PCIS"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held on October 24, 2001, at 10:00 AM Eastern Time at the Chester Valley Golf Club, 430 Swedesford Road in Malvern, Pennsylvania, and at any adjournment thereof.

     This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about September 21, 2001.

VOTING AND PROXY INFORMATION

     Only holders of record of the Company's common stock, par value $1.00 per share, at the close of business on August 27, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 4,123,382 outstanding shares of common stock. Each outstanding share of the Company's common stock entitles the record holder thereof to one vote.

     Shareholders may vote at the Annual Meeting in person or by proxy. The proxy solicited hereby, if properly signed and returned to the Company before the Annual Meeting and not subsequently revoked, will be voted in accordance with the instructions specified therein. If no instructions otherwise are given, the proxy will be voted FOR the nominees for director listed below and FOR the ratification of the appointment of the Company's independent auditors.

     Any additional business that may properly come before the Annual Meeting will be voted upon by the proxies in accordance with their best judgment. Management of the Company is not aware of any additional matters that may come before the meeting.

     A shareholder who has submitted a proxy may revoke it at any time before it is exercised by providing written notice of its revocation to the Secretary of the Company.

     The Company's Bylaws provide that a quorum at an annual meeting consists of shareholders representing, either in person or by proxy, a majority of the votes that all shareholders are entitled to cast on the matters to come before the meeting, and that a majority of the votes cast by all shareholders present in person or by proxy and entitled to vote will decide any question brought before the meeting unless otherwise provided by statute or the Company's Bylaws or Articles of Incorporation.

     The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. The affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to approve the ratification of the appointment of the Company's independent auditors.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of voting with respect to the proposals.

SOLICITATION OF PROXIES

     The expenses of the solicitation of proxies will be borne by the Company. Certain officers, directors and employees of the Company may solicit proxies personally, by mail, telephone, telegraph, or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Company's common stock held by them.

CERTAIN BENEFICIAL OWNERS AND SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is certain information as of September 1, 2001, concerning the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock of the Company, each nominee for election as director, each other member of the Company's Board of Directors, the Chief Executive Officer and the other most highly compensated executive officer(s), and all directors and executive officers as a group.

================================================================================
  NAME AND ADDRESS OF                        NUMBER OF SHARES        PERCENT OF
  BENEFICIAL OWNER                             BENEFICIALLY         COMMON STOCK
                                                OWNED (1)                (2)
--------------------------------------------------------------------------------

Edward T. Borer                                  29,049               *     (3)
--------------------------------------------------------------------------------
Robert J. Bradbury                              209,756           5.09%     (3)
Suite 1140
1617 John F. Kennedy Boulevard
Philadelphia, PA 19103
--------------------------------------------------------------------------------
Donna M. Coughey                                 21,000               *  (3)(5)
--------------------------------------------------------------------------------
John J. Cunningham, III                          25,476               *     (3)
--------------------------------------------------------------------------------
Gerard F. Griesser                               38,002               *  (3)(5)
--------------------------------------------------------------------------------
Colin N. Maropis                                 37,643               *  (3)(6)
--------------------------------------------------------------------------------
James E. McErlane                               292,489           7.09%  (3)(4)
24 E. Market Street
West Chester, PA 19381
--------------------------------------------------------------------------------
Richard L. Radcliff                              41,451           1.01%  (3)(5)
--------------------------------------------------------------------------------
Albert S. Randa, CPA                             10,631               *     (3)
--------------------------------------------------------------------------------
Emory S. Todd, Jr.                               36,895               *     (3)
--------------------------------------------------------------------------------
William M. Wright                                37,755               *     (3)
--------------------------------------------------------------------------------
Chester Valley Bancorp Inc.                     397,120           9.63%     (7)
Employee Stock Ownership Plan ("ESOP")
100 E. Lancaster Avenue
Downingtown, PA 19335
--------------------------------------------------------------------------------
Commerce Bancorp Inc.                           265,174           6.43%     (8)
1701 Route 70 East
Cherry Hill, NJ 08034
--------------------------------------------------------------------------------
Directors and Executive                         780,147          18.92%     (9)
Officers as a Group (11 persons)

================================================================================

(1) Pursuant to rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), an individual is considered to beneficially own any shares of common stock if he or she has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose of, or to direct the disposition of, the shares. Except as otherwise indicated, the individuals named exercise sole voting and investment power over the indicated shares.

(2) The percentages were calculated based upon the shares of common stock outstanding on September 1, 2001, which equaled 4,123,382.

(3) Includes shares purchasable under stock options that are exercisable or will become exercisable within 60 days of September 1, 2001, to purchase shares of common stock as follows: Mr. Borer - 8,715 shares; Mr. Bradbury - 16,564 shares; Ms. Coughey - 20,000 shares; Mr. Cunningham - 13,924 shares; Mr. Griesser - 16,564 shares; Mr. Maropis - 10,812 shares; Mr. McErlane - 16,564 shares; Mr. Radcliff - 16,564 shares; Mr. Randa - 10,631 shares; Mr. Todd - 13,924 shares; and Mr. Wright - 16,564 shares. Further note that the options noted above for Messrs. Borer, Bradbury, Cunningham, Griesser, McErlane, Radcliff, Todd and Wright include 2,100 shares each, which were granted on September 18, 2001.

(4) Includes 103,747 shares held in a trust of which Mr. McErlane is a co-trustee with shared voting and investment power; 93,667 shares held by Mr. McErlane and his spouse as tenants by the entireties with right of survivorship; 48,778 shares held in the Lamb, Windle & McErlane Pension Fund for the benefit of Mr. McErlane; 2,946 shares held in the Lamb, Windle & McErlane Pension Fund, in which Mr. McErlane disclaims any beneficial interest; 5,980 shares held by an estate, in which Mr. McErlane is co-executor and disclaims any beneficial ownership.

(5) Includes shares registered as follows: Mr. Radcliff's spouse - 3,707 shares, Mr. Griesser's spouse - 200 shares, Ms. Coughey's spouse - 1,000 shares.

(6)  Includes 21,271 shares held in Mr. Maropis's ESOP account.

(7) As of September 1, 2001, the ESOP held 397,120 shares of the Company's common stock, all of which were allocated to participants' accounts. Under the terms of the Plan and the trust agreement for the ESOP, the trustee of the ESOP, Christiana Bank and Trust Company, has voting power over shares if they have not been allocated to participants' accounts as of September 1, 2001, and the trustee has the authority to dispose of allocated and unallocated shares only pursuant to the directions of participants with respect to a response to a tender or exchange offer. Shares which are allocated to participants' accounts are voted by the trustee in accordance with instructions from the participants. The trustee is empowered to vote any unallocated shares, as well as any shares for which instructions from participants are not received in a timely manner, at its sole discretion. The ESOP Committee which administers the Plan is composed of four individuals appointed by the Company's Board of Directors and has dispositive power with respect to all shares, except with respect to a response to a tender or exchange offer. Donna M. Coughey, a Director and President and Chief Executive Officer of the Company; Richard L. Radcliff, a Director of the Company; William M. Wright, a Director of the Company; and James E. McErlane, a Director and Chairman of the Board of the Company, serve as members of the ESOP Committee. The individual members of the ESOP Committee disclaim beneficial ownership of the shares held by the ESOP.

(8) Based on information obtained from a non-objecting shareholder list provided by Automated Data Processing, Investor Communication Service dated August 30, 2001.

(9) Includes 160,826 shares of common stock purchasable pursuant to stock options that are presently exercisable, and 21,271 shares allocated an to executive officers' account in the ESOP. Excludes all other shares in the ESOP with respect to which four directors, in their capacity as Plan Administrators, have dispositive power and do not have voting power.


* INDICATES BENEFICIAL OWNERSHIP OF LESS THAN 1% OF THE ISSUED AND OUTSTANDING COMMON STOCK.

                      ELECTION OF DIRECTORS OF THE COMPANY
                                 (PROXY ITEM 1)

ELECTION OF DIRECTORS; CONTINUING DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three directors, with the exact number of directors at any time to be determined by the Board. The Board of Directors has fixed the number of directors at nine.

     The Company's Bylaws and charter also provide for the division of the Board of Directors into three classes as nearly equal in number as possible, with members of each class having a term of office of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term. The term of three of the present directors will expire at the 2001 Annual Meeting. At this Annual Meeting, three directors will be elected for a three-year term expiring in the year 2004 or until there successors are elected and have qualified.

     Unless contrary instructions are given, the shares represented by proxies solicited hereby will be voted for the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     Each of the nominees named below has consented to being named as a nominee and has agreed to serve, if elected. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors has no reason to believe that any nominee listed below will be unable to serve as a director.

     Set forth below is certain information as of September 1, 2001, concerning each nominee for election as director and each other continuing member of the Company's Board of Directors. No nominee or director of the Company is related to any other director or executive officer of the Company.


                                NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2004

====================================================================================================================
                             POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME AND AGE                 DURING THE PAST FIVE 5 YEARS                                    YEAR ELECTED (1)
====================================================================================================================
Donna M. Coughey             Director; President and CEO of the Company and First                 2000
(Age 51)                     Financial Bank since November 2000.  President of
                             Mellon Bank of Delaware from August 1996 to November
                             2000
--------------------------------------------------------------------------------------------------------------------
John J. Cunningham, III      Director; Attorney and Senior Member of Cozen                        1998
(Age 59)                     O'Connor, Philadelphia, Pennsylvania, since March
                             2000; Partner of Schnader, Harrison, Segal & Lewis
                             LLP, Philadelphia, Pennsylvania, 1969 - February, 2000
--------------------------------------------------------------------------------------------------------------------
William M. Wright            Director; retired General Manager of Malcolm Wright                  1980
(Age 61)                     Buick Olds, Inc., in Coatesville, Pennsylvania
====================================================================================================================

                     THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS

OTHER DIRECTORS

====================================================================================================================
                             POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME AND AGE                 DURING THE PAST FIVE YEARS                                         TERM (1)
====================================================================================================================
Edward T. Borer              Director; Chairman of Philadelphia Corporation for                1998 - 2003
(Age 62)                     Investment Services since 1995, President and CEO
                             1989-1995; Chairman and Director of EnergyNorth,
                             Inc. (exempt public utility holding company) from
                             1982 to 2000
--------------------------------------------------------------------------------------------------------------------
Robert J. Bradbury           Director and Secretary; Executive Vice President of               1992 - 2003
(Age 54)                     Dolphin & Bradbury (investment bankers), Philadelphia,
                             Pennsylvania, from 1986 to 1994; Co-Chairman from 1995
                             to 1999; and Chairman since 2000
--------------------------------------------------------------------------------------------------------------------
Gerard F. Griesser           Director; President of The Trident Group                          1988 - 2002
(Age 52)                     (financial services), Devon, Pennsylvania since before
                             1987
--------------------------------------------------------------------------------------------------------------------
James E. McErlane            Director, Chairman of the Board; Attorney and                     1991 - 2003
(Age 58)                     Principal of Lamb, Windle & McErlane, P.C., West
                             Chester, Pennsylvania, since 1971
--------------------------------------------------------------------------------------------------------------------
Richard L. Radcliff          Director; Retired as President and co-owner of                    1975 - 2002
(Age 70)                     Radcliff & Sipe (architects), West Chester,
                             Pennsylvania
--------------------------------------------------------------------------------------------------------------------
Emory S. Todd, Jr.           Director; self-employed as a Certified Public                     1987 - 2002
(Age 60)                     Accountant in Chester Springs, Pennsylvania, since
                             before 1987
====================================================================================================================


(1) Includes service as a director of First Financial prior to the formation of the Company as a savings and loan holding company in 1990.


SHAREHOLDER NOMINATIONS

     The Company's Bylaws provide procedures which shareholders must follow in order to make nominations for election to the Company's Board of Directors. Under these provisions, shareholders may make nominations for election to the Board of Directors by submitting such nominations in writing to the Secretary of the Company at least 30 days prior to the date of an annual meeting, together with information about the person(s) proposed to be nominated that is required to be disclosed in a proxy statement for solicitation of proxies with respect to nominees for election as directors pursuant to regulations under the Exchange Act. Only those persons nominated by the Board of Directors and by shareholders as described above shall be voted upon at the Annual Meeting, unless the Board fails to make its nominations at least 30 days before the Annual Meeting, in which case nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote at such meeting.

MEETINGS AND FEE ARRANGEMENTS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company and First Financial meet regularly once each month and may have additional special meetings. Directors of First Financial, with the exception of those who are full-time employees of First Financial, receive a quarterly fee of $1,800. However, effective October 1, 2001, except for the Chairman of the Board, the quarterly fee has been increased to $3,000. Directors do not receive a fee for service on the Company's board or attendance at the Company's board meetings. During the fiscal year ended June 30, 2001, the Boards of Directors of both the Company and First Financial met 12 times.

     Members of the Company's Board and First Financial's Board who serve on Board Committees or, in the case of First Financial, various bank committees, with the exception of those who are full-time employees of First Financial, also receive a fee of $100 ($300 as of October 1, 2001) for each committee meeting attended. Certain directors of the Company and First Financial also serve as directors of PCIS and, except for the director who is an employee of First Financial, receive fees for their service in that capacity.

     In addition to paying the fees described above, First Financial pays Mr. McErlane's law firm compensation for the time spent by Mr. McErlane as Chairman of First Financial, and during July to November, 2000, paid such firm for the time he spent as Interim President, billed at his normal hourly rate for legal services. During fiscal 2001, such compensation amounted to $157,078. Beginning October 1, 2001, Mr. McErlane will receive $12,500 each quarter for his services as Chairman of the Board.

     Directors (including non-employee directors) also were eligible to receive options under the Company's Stock Option Plans (the "Stock Option Plans"). In the fiscal year ended June 30, 2001, employee director Donna M. Coughey received an option to purchase 20,000 shares at an exercise price of $17.25 per share.

     The Board of Directors of the Company has an Audit Committee, which reviews the records and affairs of the Company and its subsidiaries to determine their financial condition and monitor their adherence in accounting and financial reporting matters to generally accepted accounting principles. The Committee also reviews the system of internal controls with management and separately with the independent auditors. The Audit Committee is composed of Messrs. Todd (Chairman), Wright and Griesser. The Audit Committee met 4 times during the fiscal year ended June 30, 2001.

     The Boards of the Company and First Financial have Executive Committees, which are authorized to exercise the powers of the Boards of Directors between regular meetings of the Boards. Both Executive Committees are composed of Ms. Coughey and Messrs. Bradbury and McErlane. The Executive Committee met once during fiscal 2001.

     The Board of Directors of the Company also has established a Nominating Committee, which makes recommendations to the Board with respect to the selection of candidates as nominees for election as directors. The Nominating Committee is composed of Ms. Coughey and Messrs. McErlane, Wright and Radcliff. The Nominating Committee met once during fiscal year 2001. The Nominating Committee, in recommending Board candidates, will consider candidates recommended by shareholders. Shareholders who wish to recommend qualified candidates should write to: Chairman, Chester Valley Bancorp Inc., 100 East Lancaster Avenue, Downingtown, PA 19335, stating in detail the qualifications of such persons for consideration by the Committee.

     First Financial's Board of Directors has a Personnel Committee, which reviews and approves recommendations for salary increases consistent with First Financial's compensation plans. The Committee is composed of Messrs. Wright (Chairman), Griesser, McErlane, Bradbury and Ms. Coughey. The Personnel Committee met once during fiscal year 2001.

     In fiscal 2001 each director of the Company attended at least 75% of the aggregate of the number of meetings of the Company's Board and the number of meetings held by committees of the Company's Board on which he or she served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership, in a timely fashion, with the Securities and Exchange Commission. The Company believes that, during fiscal 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely met.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to executive officers of the Company who do not serve on its Board of Directors (i.e., executive officers in addition to Ms. Coughey). There are no arrangements or understanding between the Company and any person pursuant to which any such officers were selected. No executive officer is related to any other executive officer or director of the Company.

     COLIN N. MAROPIS (AGE 49) - EXECUTIVE VICE PRESIDENT OF THE COMPANY AND FIRST FINANCIAL

          Mr. Maropis joined First Financial in 1977. He served in various capacities until 1983, at which time he was elected as Assistant Vice President of Lending. In September 1986 he was appointed Vice President of Lending, a position he held until his appointment to Senior Vice President in May 1989. Mr. Maropis was appointed Executive Vice President in November 1997.


     ALBERT S. RANDA, CPA (AGE 58) - CFO AND TREASURER OF THE COMPANY AND FIRST FINANCIAL

          Mr. Randa joined First Financial and the Company in April 2000. Prior to his employment, he was an independent consultant since 1998 and from January 1993 to 1998 he served as Vice President of Showboat Hotel and Casino. Prior to 1993, he was a partner of KPMG LLP, a firm of Certified Public Accountants, tax professionals and consultants.

COMPENSATION OF EXECUTIVE OFFICERS

     James E. McErlane served as Interim President (July to November 2000) while the Company reviewed candidates to fill the position of President. During that period, Mr. McErlane was not an employee of the Company or any of its subsidiaries and continued to be engaged principally in the practice of law with his law firm. Mr. McErlane received no salary for services as Interim President. Instead, the time he spent on matters for the Company and its subsidiaries was charged by his law firm at his regular hourly rates. Such compensation for his services as Interim President amounted to $100,824.

     The following table sets forth the cash compensation paid or accrued by the Company as well as certain other compensation paid or accrued, during each of the last three fiscal years, to the Chief Executive Officer ("CEO") and each other executive officer whose salary and bonus exceeded $100,000 during any such fiscal year.


--------------------------------------------------------------------------------------------------------------------
                                                  SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM
                                               ANNUAL COMPENSATION                COMPENSATION
                                                                                     AWARDS
--------------------------------------------------------------------------------------------------------------------
                                                                                    OPTIONS            ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR       SALARY(1)      BONUS(1)           # (2)          COMPENSATION(3)
--------------------------------------------------------------------------------------------------------------------
Donna M. Coughey                        2001       $130,769        $50,000           20,000                 --
President and CEO
--------------------------------------------------------------------------------------------------------------------
Albert S. Randa, CPA                    2001       $100,000        $10,000              525                 --
Chief Financial Officer                 2000       $ 25,000          --              10,500                 --
--------------------------------------------------------------------------------------------------------------------
Colin N. Maropis                        2001       $110,000        $10,000              525             $36,781
Executive Vice President                2000       $100,000        $ 3,000            8,269             $29,831
                                        1999       $ 90,000        $ 9,000            5,209             $49,724
--------------------------------------------------------------------------------------------------------------------


     (1) The President/Chief Executive Officer, the Chief Financial Officer and the Executive Vice President were also salaried officers of First Financial and received all of their salaries and bonuses from First Financial. The Company has no employees.

     (2) The numbers of shares under options granted in fiscal 2001 for Mr. Randa and Mr. Maropis have been adjusted for the September 2000 5% stock dividend and no adjustment has been made for the September 2001 5% stock dividend. The options to Ms. Coughey were granted in December 2000 after the September 2000 stock dividend. The numbers of shares under options granted in fiscal 2000 and 1999 for Mr. Maropis have been adjusted for the 50% stock split in September 1998 and the 5% stock dividends in September 1998 and September 1999. The options granted to Mr. Randa in fiscal 2000 have been adjusted for the September 2000 5% stock dividend.

     (3) This represents the value of the common stock allocated to the accounts of the named executive officers in the ESOP during such fiscal year, valued as of the date of such allocation, and the amount of net income of the Employee Stock Ownership Trust (which holds the assets of the ESOP) credited to their ESOP accounts during the fiscal year.

     The following table provides information on option grants in fiscal 2001 to the named executive officers.

-----------------------------------------------------------------------------------------------------------
                                    OPTION GRANTS IN FISCAL YEAR 2001
-----------------------------------------------------------------------------------------------------------
                                                                                           GRANT DATE
                                            INDIVIDUAL GRANTS                                 VALUE
--------------------------------------------------------------------------------------
                         NO. OF        % OF TOTAL
                       SECURITIES       OPTIONS
                       UNDERLYING       GRANTED       EXERCISE OR                          GRANT DATE
                        OPTIONS            TO          BASE PRICE       EXPIRATION           PRESENT
NAME                  GRANTED (#)      EMPLOYEES       ($/SHARE)           DATE             VALUE(3)
-----------------------------------------------------------------------------------------------------------
Donna M. Coughey          20,000          36.78%       $17.25           12/20/10              $84,507

-----------------------------------------------------------------------------------------------------------

Albert S. Randa, CPA        525(1)         0.97%       $16.31(2)         7/19/10              $ 2,097
-----------------------------------------------------------------------------------------------------------
Colin N. Maropis            525(1)         0.97%       $16.31(2)         7/19/10              $ 2,097
-------------------- --------------- --------------- --------------- ----------------- --------------------

FOOTNOTES

(1) One-quarter of the options become exercisable on the first anniversary of the grant date. The remaining three-quarters of options become exercisable on the second, third and fourth anniversaries of the grant date. The number of shares under options granted has been adjusted to reflect a 5% stock dividend in September 2000 and does not reflect the September 2001 5% stock dividend.

(2) Fair market value of underlying shares on the date of grant in July 2000 adjusted for the 5% stock dividend in September 2000.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model.

As required pursuant to SEC regulations, the material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price of $17.25 and $16.31, representing the fair market value of the underlying stock on the date of grant adjusted for the September 2000 5% stock dividend; an estimated option life of 6 years; an interest rate of 5.62% that represents the interest rate on a FHLB Bond on the date of grant with a maturity corresponding to that of the option term; volatility of 33.61%, calculated using daily stock prices for an average of twelve years prior to the grant date; assumed dividend growth of 2.59%; and reductions of approximately 7.01% to reflect the probability of forfeiture due to termination prior to vesting.

     The following table summarizes the stock option exercises during the fiscal year and the value of options held at fiscal year-end of the three (3) named executive officers:

                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------------------

                                                             Number of Securities
                                                            Underlying Unexercised             Value of Unexercised
                                                            Options/SARs at Fiscal                 In-The-Money
                                                                 Year-End (#)                    Options/SARs at
                                                                                              Fiscal Year-End ($)(2)
                                                       -------------------------------------------------------------------
                      Shares Acquired       Value
        Name          on Exercise (#)     Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
                                           ($)(1)
--------------------------------------------------------------------------------------------------------------------------
Donna M. Coughey             --              --            20,000             --               --               --
--------------------------------------------------------------------------------------------------------------------------

Albert S. Randa              --              --            10,500              525           $5,355             --

--------------------------------------------------------------------------------------------------------------------------

Colin N. Maropis             --              --            7,312             9,331           $1,182             --

--------------------------------------------------------------------------------------------------------------------------

(1) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the Nasdaq Stock Market system on the date of exercise. No options were exercised by the named executive officers in fiscal 2001.

(2) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the NASDAQ National Market System on June 30, 2001, minus the exercise price.

PENSION PLAN

     The Company does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all salaried employees of the Bank who have been employed by the Bank for one year and have attained 21 years of age. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average annual salary during the highest five consecutive years multiplied by their years of accredited service.

     The following table shows the estimated annual retirement benefit payable pursuant to the Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years before retirement, to Bank employees having the average salary levels and years of service specified in the table.

     The Bank annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of their life.

                       AMOUNT OF ANNUAL RETIREMENT BENEFIT
                          WITH CREDITED SERVICE OF: (1)
-------------------------------------------------------------------------
     AVERAGE
     ANNUAL
    EARNINGS    10 YEARS    20 YEARS    30 YEARS    40 YEARS     50 YEARS
-------------------------------------------------------------------------
    $ 25,000     $ 3,750     $ 7,500     $11,250     $15,000    $  8,750
-------------------------------------------------------------------------
      50,000       7,500      15,000      22,500      30,000      37,500
-------------------------------------------------------------------------
      75,000      11,250      22,500      33,750      45,000      56,250
-------------------------------------------------------------------------
     100,000      15,000      30,000      45,000      60,000      75,000
-------------------------------------------------------------------------
     125,000      18,750      37,500      56,250      75,000      93,750
-------------------------------------------------------------------------
     150,000      22,500      45,000      67,500      90,000     112,500
-------------------------------------------------------------------------
     175,000      22,500      45,000      67,500      90,000     112,500
-------------------------------------------------------------------------
     200,000      22,500      45,000      67,500      90,000     112,500
-------------------------------------------------------------------------


(1) Ms. Coughey and Mr. Randa do not have 10 years of credited service. Mr. Maropis has 23 years of credited service under the Plan. Earnings in excess of $150,000 are not considered in determining the pension benefit.


EMPLOYMENT AGREEMENTS

     The Company and First Financial have entered into employment agreements with Donna M. Coughey, their President and Chief Executive Officer, Albert S. Randa, their Chief Financial Officer, and Colin N. Maropis, their Executive V.P., having three-year terms. The terms of their employment agreements are automatically extended for one year upon each anniversary of the commencement date of the agreements after review and approval by the Board of Directors, unless notice is given by either party at least 45 days prior to such anniversary date. The agreements provide for minimum annual base salaries, which may be increased from time to time by agreement of the parties, presently of $250,000, $110,000 and $110,000 respectively. In accordance with her employment agreement, in July 2001, Ms. Coughey received the bonus included in the agreement of $30,000 plus an additional bonus of $20,000, and, in December 2000, received a stock option for the purchase of 20,000 shares of common stock at an exercise price per share equal to the then fair market value, $17.25 per share.

     Under the agreements, each named executive officer's employment is terminable for any reason by the Company and First Financial, but any such termination without just cause, as defined, would entitle the officer to receive certain severance benefits described below. Termination for "just cause" is defined in the agreements to mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect of the officer's duties under the agreements, persistent negligence or misconduct in the performance of such duties or a material breach of any of the terms of the agreements. The agreements provide for payment of death benefits, if the officer should die with heirs during the term of the agreements, in an amount equal to one-half of the officer's total yearly compensation at the date of death. The agreements also contain provisions, which provide the President/CEO, Chief Financial Officer, and Executive Vice President with specified severance benefits in the event that employment is voluntarily terminated for good reason, as defined.

     If the named executive officers' employment is terminated by the Company and First Financial for other than just cause, or if the officer terminates employment for good reason consisting of (i) a failure by the Company and First Financial to comply with any material provisions of the agreements (unless cured within 10 days after notice of noncompliance has been given by the officer to the Company and First Financial) or (ii) any purported termination of the officer's employment which is effected by the Company and First Financial without proper notice specifying the basis for termination, then the employment agreements require the Company and First Financial to pay as severance to the officer an amount equal to the sum of the officer's annual base compensation at the time of termination plus the compensation the officer would have received during the remaining term of the agreements based upon his or her annual base compensation in effect prior to proper notice of termination having been given, such payment to be made over a two-year period. If the officer's employment was terminated by reason of these provisions on the date of this Proxy Statement, the President/CEO would be entitled to receive approximately $687,500, the Chief Financial Officer would be entitled to receive approximately $302,500, and the Executive V.P. would be entitled to receive $302,500 under the employment agreements. In addition, if the officer's employment is terminated for other than just cause or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs, or if the officer voluntarily terminates employment for good reason (as defined), the Company and First Financial shall maintain in effect for the continued benefit of the officer, for the remaining term of the officer's agreement (up to three years), all employee benefit plans and programs in which the officer was entitled to participate immediately prior to the date of termination, to the extent permissible under the general terms and provisions of such plans and programs.

     The employment agreements further provide for severance payments if the named executive officer voluntarily terminates employment for good reason consisting of (a) the occurrence of a change in control of the Company or First Financial or (b) after a change in control of the Company or First Financial,
(1) the assignment to the officer of any duties inconsistent with the officer's positions, duties, responsibilities and status with the Company and First Financial immediately prior to the change in control, (2) a change in the officer's reporting responsibilities, titles or offices as in effect immediately prior to the change in control, or (3) any removal of the officer from, or any failure to re-elect the officer to, any such positions (unless in connection with a termination of the officer's employment for just cause, disability, death or retirement, or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs). In such case, the severance payment from the Company and First Financial to the officer will equal the aggregate present value of the product of (i) the average aggregate annual compensation paid to the officer and includable in the officer's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination. If the employment of the officer were terminated by reason of these provisions on the date of this Proxy Statement, the President/CEO would be entitled to receive $554,200, the Chief Financial Officer would be entitled to receive $277,100, and the Executive V.P. would be entitled to receive $263,500, under the employment agreements. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which exceed the base compensation (the individual's compensation from the employer) of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control and the aggregate present value of payments in the nature of compensation equals or exceeds three times the base compensation. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amount of such excess payments. The employment agreements provide that if the severance payment to the named executive officer constitutes a parachute payment in the opinion of counsel to the Company and First Financial in consultation with the Company's independent accountants, then payment shall be reduced to the largest amount that can be paid without constituting an excess parachute payment.

     The employment agreements generally define "change in control" to mean (i) a change in control as defined in the regulations of the Office of Thrift Supervision, (ii) an event that would be reported in response to Item 6(e) of
Schedule 14A of the Exchange Act, (iii) the acquisition by any person (other than the Company or any person who, at the beginning of the employment contract, was a director or officer of the Company or First Financial) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company or First Financial representing 25% or more of the combined voting power of the Company's or First Financial's then outstanding securities, (iv) during any period of two consecutive years, there is a change in a majority of either the Board of Directors of the Company or First Financial for any reason unless the election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the period or (v) the Company ceases to be a publicly-owned corporation. The change in control provision included in the employment agreements would increase the cost to a potential acquirer of the Company or First Financial and may therefore operate as an anti-takeover device.


REPORT OF THE PERSONNEL COMMITTEE

     The Personnel Committee of the Board of Directors of the Bank has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy.

     The Committee believes that the overall enhancement of the Company's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank.

     At the Bank, salary levels are based on an evaluation of the individuals' performance and competitive pay practices. The salary levels are then reviewed and ratified by the Committee. The Committee reviews the evaluations of senior management and the performance of the President. (The President does not participate in deliberations of her own compensation.) While the Committee does not use strict numerical formulas to determine changes in the compensation of the President and the other executive officers of the Bank and while it weighs a variety of different factors in its deliberations, it emphasizes earnings, profitability, capital position and income levels as factors in setting the compensation of the Bank's executive officers, in particular the President. It also takes into account non-quantitative factors, including such factors as the level of responsibility and general management oversight. While the various quantitative factors approved by the Committee were considered in evaluating individual officer performance, such factors were not assigned a specific weight in evaluating the performance of the President or the other executive officers.

     Periodically, independent compensation consultants are engaged to review the compensation and benefits programs of the Bank in relation to similar programs and practices of other companies who are direct competitors for employees' services, including executive talent. Salary levels for all employees are compared to peers who have similar job responsibilities in other companies. Results of the study, along with recommendations for any changes, are reported to the Personnel Committee.

     An important component of the Bank's executive compensation package is an incentive compensation plan which provides for cash payments to executive officers based on the performance of the Bank in relation to a set of performance goals and targets. The institutional goals are recommended by management each year and approved by the Committee and the Board of Directors. All officers of the Bank are eligible to participate in the program. The incentive compensation of executive officers is more closely linked to Bank performance, while the incentive compensation of junior officers is more closely linked to personal performance.

                          PERSONNEL COMMITTEE
                          -------------------

                          William M. Wright, Chairman
                          James E. McErlane
                          Gerard F. Griesser
                          Robert J. Bradbury
                          Donna M. Coughey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Personnel Committee of the Board of Directors of the Bank consists of Messrs. William M. Wright (Chairman), Gerard F. Griesser, James E. McErlane, Robert J. Bradbury and Ms. Donna M. Coughey. Mr. McErlane serves as the Chairman of both the Company and the Bank and served, until November 6, 2000, as Interim President of the Company and the Bank although not as an employee of either entity. Mr. Bradbury is Secretary of the Company and the Bank and is not an employee of either entity. Ms. Coughey is President/CEO of the Company and the Bank and is a full time employee of the Bank. During the fiscal year ended June 30, 2001, none of these individuals had any transactions or relationships with the Company requiring specific disclosure under applicable rules of the Securities and Exchange Commission, and there were no "interlocking" or cross-board memberships that are required to be disclosed under the Commission's rules, except as follows:

     o Mr. Griesser is a director and president of a mortgage-banking firm from which the Bank purchased single-family residential mortgage loans during the last fiscal year and the Bank intends to continue to make such purchases during the current fiscal year.

     o Mr. McErlane is a principal in a law firm which the Company and its subsidiaries retained during the last fiscal year and the Company and its subsidiaries intend to retain such firm during the current fiscal year.

     o Mr. Bradbury is an executive officer, director and principal of an investment-banking firm from which the Bank purchased and sold investment securities during the last fiscal year and the Bank intends to continue such business relationship.

     o Ms. Coughey and Mr. McErlane, executive officers of the Company, are directors of PCIS, a subsidiary of the Company, and as such, participate in compensation decisions affecting executive officers of PCIS. Edward T. Borer, Chairman of PCIS, is a director of the Company.

     For a general description of credit transactions and relationships which directors and executive officers of the Company and their associates may have had with the Bank during fiscal 2001 see "Certain Transactions of Management and Others with the Company and Subsidiaries."


REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") consists of the following members of the Company's Board of Directors: Emory S. Todd, Jr.; William M. Wright; and Gerard F. Griesser. Each member of the Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Committee operates under a written charter adopted by the Board of Directors of the Company, which is included in this proxy statement as Appendix A.

     The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting process, the Company's system of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors' independence and has discussed the independence of KPMG LLP with the firm.

     Based upon the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

                             Audit Committee
                             ---------------

                             Gerard F. Griesser
                             Emory S. Todd, Jr.
                             William M. Wright

PERFORMANCE GRAPH

     The following graph presents the five year cumulative total return on Chester Valley Bancorp's common stock, compared to the S&P 500 Index, the SNL $250M-$500M Thrift Index and the SNL $500M-$1B Thrift Index for the five year period ended June 30, 2001. The comparison assumes that $100 was invested in the Company's common stock and each of the foregoing indices and that all dividends have been reinvested. The stock price performance for the Company's common stock is not necessarily indicative of future performance.

                          [PERFORMANCE GRAPH OMITTED]



                                             Period Ending
                                  ------------------------------------------------------------------------
Index                              06/30/96   06/30/97    06/30/98     06/30/99    06/30/00    06/30/01
----------------------------------------------------------------------------------------------------------
Chester Valley Bancorp Inc.        100.00      148.96      249.62       214.09      230.06      201.79
S&P 500                            100.00      134.60      175.22       215.03      230.63      196.41
SNL $250M-$500M Thrift Index       100.00      142.60      199.84       216.35      195.46      279.22
SNL $500M-$1B Thrift Index         100.00      150.20      203.16       176.35      148.02      206.31

CERTAIN TRANSACTIONS OF MANAGEMENT AND OTHERS WITH THE COMPANY AND SUBSIDIARIES

     Robert J. Bradbury, a director of the Company, is an executive officer, director and principal of an investment-banking firm from which the Bank purchased and sold investment securities during the last fiscal year. The Bank intends to continue the business relationship during the current fiscal year. The purchases of investment securities from the investment banking firm amounted to $90.11 million and the sales amounted to $98.69 million during fiscal year 2001. These securities were purchased and sold at market rates and on terms no more favorable to the investment banking firm than those obtainable on an arm's-length basis. During the year ended December 31, 2000, the amount of income earned by the investment-banking firm related to the investment activity with the Company did not exceed 5% of that firm's gross revenues for such fiscal year.

     John J. Cunningham, III, a director of the Company, is a senior member in a law firm which the Company and its subsidiaries have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. Before joining his current law firm in March 2000, Mr. Cunningham was a partner in another law firm which the Company and its subsidiaries retained during the last fiscal year. During the year ended December 31, 2000, the amount of legal fees paid to each of Mr. Cunningham's present law firm and former law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

     Gerard F. Griesser, a director of the Company, is a director and the president of a mortgage-banking firm from which First Financial purchases single-family residential mortgage loans and First Financial intends to continue to make such purchases in the future. During fiscal 2001 there were no purchases of loans from the mortgage-banking firm and no fees were paid to the firm. All loans are purchased at market rates and terms no more favorable to the mortgage banking firm than those obtainable on an arm's-length basis.

     James E. McErlane, Chairman and formerly Interim President of the Company, is a principal in a law firm which the Company and its subsidiaries have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2000, the amount of legal fees paid to Mr. McErlane's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

     Some current directors, nominees for director and executive officers of the Company and their associates were customers of and had transactions with or involving the Bank and/or PCIS in the ordinary course of business during the fiscal year ended June 30, 2001. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Company's current directors and nominees for director are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Bank or PCIS in the ordinary course of business during the last fiscal year.

     The outstanding loans and commitments to, and other financial transactions with, any current director, nominee for director or executive officer of the Company or with persons or business entities affiliated with any current director, nominee for director or executive officer of the Company were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features. It is expected that the Bank will continue to have similar transactions with such organizations in the future.


                       APPOINTMENT OF INDEPENDENT AUDITORS

                                 (PROXY ITEM 2)

     The Board of Directors of the Company has appointed KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending June 30, 2002, subject to ratification of such appointment by shareholders. The submission of the appointment of KPMG LLP for ratification by the shareholders is not required by law or by the Company's Bylaws. The Board of Directors is nevertheless submitting this appointment to shareholders to ascertain their views. If shareholders do not ratify the appointment, the selection of other independent public accountants will be reconsidered by the Board of Directors. Representatives of KPMG LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     The fees billed by KPMG LLP for services rendered for the fiscal year ended June 30, 2001 include the following:

     Audit Fees: The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended June 30, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $82,540.

     Financial Information Systems Design and Implementation Fees: KPMG LLP did not render any services related to financial information systems design and implementation for the year ended June 30, 2001.

     All Other Fees: The aggregate fees billed for all other services rendered by KPMG LLP for the year ended June 30, 2001 were $98,672.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.



                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     The Company currently expects that next year's Annual Meeting of Shareholders will be held in October 2002. In order to be eligible for inclusion in the Company's proxy materials for such meeting, any shareholder proposal must be submitted in writing and received at the Company's executive office at 100 East Lancaster Avenue, Downingtown, PA 19335 by the close of business on May 23, 2002. In order to be considered for presentation at next year's Annual Meeting, although not included in the proxy statement, any shareholder proposal must be received in writing at the Company's executive office at the foregoing address on or before the close of business on August 10, 2002 (unless the 2002 Annual Meeting is not held on a date between September 24, 2002 and November 23, 2002, in which case the shareholder proposal must be received at least 45 days prior to the actual mailing date of the proxy materials for the 2002 Annual Meeting).

     All shareholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. All shareholder proposals, whether or not to be included in the Company's proxy materials, must also comply with the requirements contained in the Company's Bylaws. A copy of the current Bylaws may be obtained from the Secretary of the Company.


                                  ANNUAL REPORT

     A copy of the Company's Form 10-K which includes the Annual Report to Shareholders for the fiscal year ended June 30, 2001, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.


     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2001, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MS. SHARON E. LEMON, SHAREHOLDER RELATIONS ADMINISTRATOR, CHESTER VALLEY BANCORP INC., 100 EAST LANCASTER AVENUE, DOWNINGTOWN, PENNSYLVANIA 19335.

                                  OTHER MATTERS

     Management knows of no business other than as described above that is planned to be brought before the Annual Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.


                               BY ORDER OF THE BOARD OF DIRECTORS


                               ROBERT J. BRADBURY, SECRETARY


Downingtown, Pennsylvania
September 21, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility of overseeing management's conduct of the Company's financial reporting process, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders and the outside auditor is ultimately accountable to the Board and the Committee as such representatives of shareholders.

     The Committee shall review the adequacy of this Charter on an annual basis.

Membership

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee policy of the Nasdaq Stock Market as set forth in Rule 4350(d) of the NASD Manual. Accordingly, all of the members of the Committee will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

     The Committee's job is one of oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.




     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     1. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's
          Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     2. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. Such review will occur prior to the Company's filing of the Form 10-Q.

     3. The Committee shall also discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     4.   The Committee shall:

          o request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standard Number 1;
          o discuss with the outside auditors any disclosed relationships or services which may impact the outside auditor's objectivity or independence; and
          o recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     5. The Committee shall evaluate the outside auditors and, subject to the ultimate authority of and any action that may be taken by the full
          Board, shall have authority and responsibility to recommend to the Board the selections (or nomination for shareholder approval), and, where appropriate, replacement, of the outside auditor.

                                       22
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                                 REVOCABLE PROXY
                          CHESTER VALLEY BANCORP INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF CHESTER VALLEY BANCORP INC. FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON OCTOBER 24, 2001

     The undersigned, hereby revoking any proxy previously given, hereby appoints Colin N. Maropis and Pamela Collins, and each of them individually, as attorneys and proxies, with full power of substitution for each of them, to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Chester
Valley Bancorp Inc. (the "Company") to be held on Wednesday, October 24, 2001, at 10:00 A.M. at the Chester Valley Golf Club, Malvern, Pennsyvania, and any adjournments thereof, and to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present in the manner indicated herein and in accordance with the judgment of said proxies on any other business which may come before the Annual Meeting, all as set forth in the Notice of Annual Meeting and accompanying proxy statement, receipt of which the undersigned hereby acknowledges. This proxy may be revoked at any time prior to its exercise.

          (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON REVERSE SIDE)
--------------------------------------------------------------------------------

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
                                         |                                                 |
                                         | Please Detach and Mail in the Envelope Provided |
-----------------------------------------------------------------------------------------------------------------------------------
    ------
    /     /  PLEASE MARK YOUR
A   /  X  /  VOTES AS IN THIS
    /     /  EXAMPLE.
    ------
                                      WITHHOLD
                    FOR all        AUTHORITY to vote
                   nominees         for all nominees
                listed at right      listed at right                                                      FOR    AGAINST    ABSTAIN
1. ELECTION OF      ---                   ---       NOMINEES: Donna M. Coughey         2. Ratification of ---      ---        ---
   DIRECTORS        / /                   / /                 John J. Cunningham III      appointment of  / /      / /        / /
                    ---                   ---                 William M. Wright           KPMG LLP.       ---      ---        ---

WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING ONLY.                                        DIRECTORS RECOMMEND A VOTE FOR THE
(PRINT NAME OF NOMINEE(S) IN THE SPACE PROVIDED BELOW)                                    PROPOSAL.

                                             DIRECTORS RECOMMEND A VOTE FOR            THIS PROXY WILL BE VOTED (1) AS DIRECTED
--------------------------------------------         ALL SUCH NOMINEES.                HEREON OR, IF NO DIRECTION IS GIVEN, FOR THE
                                                                                       NOMINEES FOR DIRECTORS LISTED IN ITEM 1 AND
                                                                                       FOR ITEM 2 AND (2) AS SAID PROXIES DEEM
                                                                                       ADVISABLE ON SUCH OTHER MATTERS AS MAY
                                                                                       PROPERLY COME BEFORE THE MEETING.

                                                                                       PLEASE VOTE, SIGN, DATE AND RETURN PROXY CARD
                                                                                       PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE                                           DATE           SIGNATURE                                         DATE
         -----------------------------------------      ----------          -----------------------------------------     ----------

NOTE:  PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS BOTH SHOULD SIGN. WHEN SIGNING
       AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN
       FULL CORPORATE NAME BY PRESIDENT OR VICE PRESIDENT. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
------------------------------------------------------------------------------------------------------------------------------------
